PRESS RELEASE

SEACOR HOLDINGS ANNOUNCES RESULTS FOR ITS
THIRD QUARTER ENDED SEPTEMBER 30, 2014

Fort Lauderdale, Florida
October 27, 2014

FOR IMMEDIATE RELEASE - SEACOR Holdings Inc. (NYSE:CKH) (the "Company") today announced its results for its third quarter ended September 30, 2014.
For the quarter ended September 30, 2014, net income attributable to SEACOR Holdings Inc. was $27.5 million, or $1.28 per diluted share. For the nine months ended September 30, 2014, net income attributable to SEACOR Holdings Inc. was $60.0 million, or $2.85 per diluted share.
For the preceding quarter ended June 30, 2014, net income attributable to SEACOR Holdings Inc. was $21.1 million, or $0.98 per diluted share. A comparison of results for the quarter ended September 30, 2014 with the preceding quarter ended June 30, 2014 is included in the "Highlights for the Quarter" discussion below.
For the quarter ended September 30, 2013, net income attributable to SEACOR Holdings Inc. was $30.3 million, or $1.36 per diluted share. For the nine months ended September 30, 2013, income from continuing operations attributable to SEACOR Holdings Inc. was $38.8 million, or $1.92 per diluted share.
Highlights for the Quarter
Offshore Marine Services - Operating income was $16.9 million on operating revenues of $135.2 million in the third quarter compared with operating income of $18.1 million on operating revenues of $138.2 million in the preceding quarter. This release includes a table presenting time charter operating data by vessel class.
In the U.S. Gulf of Mexico, operating income excluding gains on asset dispositions was $5.3 million lower in the third quarter primarily due to a reduction in time charter revenues for all vessel classes as a result of weak market conditions. The reduction in time charter revenues was partially offset by lower drydocking expenditures. During the third quarter, the Company repositioned four vessels to other geographic regions and returned one leased-in vessel to its owner.  On a total fleet basis, fleet utilization was 68.9% compared with 77.4% in the preceding quarter, and average day rates increased from $19,736 per day to $20,192 per day. As of September 30, 2014, the Company had two vessels cold-stacked in the U.S. Gulf of Mexico.
In international regions, operating income excluding gains on asset dispositions was $4.4 million higher in the third quarter. The improvement was primarily due to incremental time charter revenues attributable to vessels repositioned from the U.S. Gulf of Mexico, improved returns from spot market activity in Brazil, Mexico, Central and South America, reduced drydocking activity in Europe and the contribution of a full quarter’s activity on a term charter in Asia.  Excluding windfarm utility vessels, fleet utilization was 81.8% compared with 82.4% in the preceding quarter, and average day rates increased from $12,455 per day to $13,463 per day.
During the third quarter, the Company sold three offshore support vessels and other equipment for net proceeds of $53.4 million and gains of $16.6 million, of which $3.2 million was recognized currently and $13.4 million was deferred. During the preceding quarter, the Company sold four offshore support vessels and other equipment for net proceeds of $50.5 million and gains of $14.5 million, of which $2.5 million was recognized currently and $12.0 million was deferred. In addition, the Company recognized previously deferred gains of $1.0 million in the preceding quarter.

In the preceding quarter, the Company received net litigation settlement proceeds of $14.7 million from an equipment supplier relating to the May 2008 mechanical malfunction and fire onboard the SEACOR Sherman, an anchor handling towing supply vessel then under construction. Upon settlement of the litigation, the Company recognized a gain of $14.7 million included in other income (expense).
Inland River Services - Operating income was $31.1 million on operating revenues of $59.9 million in the third quarter compared with operating income of $0.4 million on operating revenues of $56.0 million in the preceding quarter. Operating income in the third quarter included gains on asset dispositions of $26.4 million compared with gains of $0.8 million in the preceding quarter.
During the third quarter, the Company sold 60 barges and three inland river towboats for net proceeds of $44.5 million and gains of $25.6 million, all of which were recognized currently. In addition, the Company recognized previously deferred gains of $0.8 million.
Operating results from dry-cargo barge pools were $4.6 million higher primarily due to improved utilization and higher rates resulting from the commencement of the harvest season and strong freight demand for imports of fertilizer, salt and steel.
Equity in losses of 50% or less owned companies were lower primarily due to improved operating results from the terminal facility at the Port of Ibicuy, Argentina.
Shipping Services - Operating income was $10.0 million on operating revenues of $51.7 million in the third quarter compared with operating income of $13.0 million on operating revenues of $53.6 million in the preceding quarter.
The decrease in operating income was primarily due to lower port traffic and higher drydocking expenditures for harbor tug activities, partially offset by higher charter rates for the Company's U.S.-flag product tankers.
In the preceding quarter, equity in earnings of 50% or less owned companies were primarily due to gains on the accretion of the Company's investment in Dorian LPG Ltd. following the completion of equity offerings in which the Company did not participate.
Illinois Corn Processing - Segment profit was $5.2 million on operating revenues of $53.8 million in the third quarter compared with $13.5 million on operating revenues of $72.8 million in the preceding quarter. The reduction of segment profit in the third quarter was primarily due to lower operating margins as U.S. fuel ethanol stocks returned to more normalized levels and lower sales volumes as a consequence of a temporary unplanned plant shutdown.
Other - Segment profit was $0.5 million in the third quarter compared with a segment loss of $9.0 million in the preceding quarter. During the third quarter, the Company acquired its partner's equity interest in Witt O'Brien's LLC ("Witt O'Brien's"), a global leader in preparedness, crisis management, and disaster response and recovery, for $35.4 million. Beginning July 1, 2014, the Company has consolidated the financial position, results of operations and cash flows of Witt O'Brien's. In the preceding quarter, segment loss included $6.7 million in legal costs and provisions for certain litigation matters related to the Deepwater Horizon oil spill.
Corporate and Eliminations - Administrative and general expenses were $5.7 million higher in the third quarter compared with the preceding quarter primarily due to separation payments and the acceleration of share awards following the retirement of certain executives.
Marketable Securities - Marketable security gains, net in the third quarter are primarily due to unrealized gains on long marketable security positions.
Share Repurchases - During the quarter ended September 30, 2014, the Company purchased 1,116,464 shares of its common stock for an aggregate purchase price of $87.9 million. Subsequent to September 30, 2014 and through October 24, 2014, the Company purchased 472,200 shares of its common stock for an aggregate purchase price of $35.7 million.

Capital Commitments - As of September 30, 2014, the Company's unfunded capital commitments were $520.5 million and included: $201.6 million for 18 offshore support vessels; $1.3 million for two inland river tank barges; $3.3 million for four inland river towboats; $230.2 million for three U.S.-flag product tankers; $71.3 million for one U.S.-flag articulated tug-barge; and $12.8 million for other equipment and improvements. These commitments are payable as follows: $48.0 million is payable during the remainder of 2014; $426.0 million is payable during 2015-2016; and $46.5 million is payable during 2017-2018. This release includes a table detailing expected delivery by vessel class.
Liquidity and Debt - As of September 30, 2014, the Company’s balances of cash, cash equivalents, restricted cash, marketable securities, construction reserve funds and Title XI reserve funds totaled $827.9 million and its total outstanding long-term debt was $881.9 million.
* * * * *
SEACOR and its subsidiaries are in the business of owning, operating, investing in and marketing equipment, primarily in the offshore oil and gas, shipping and logistics industries. SEACOR offers customers a diversified suite of services and equipment, including offshore marine, inland river storage and handling, distribution of petroleum, chemical and agricultural commodities, and shipping. SEACOR is dedicated to building innovative, modern, “next generation,” efficient marine equipment while providing highly responsive service with the highest safety standards and dedicated professional employees. SEACOR is publicly traded on the New York Stock Exchange (NYSE) under the symbol CKH.

Certain statements discussed in this release as well as in other reports, materials and oral statements that the Company releases from time to time to the public constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “believe,” “plan,” “target,” “forecast” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements concern management's expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters. These statements are not guarantees of future performance and actual events or results may differ significantly from these statements. Actual events or results are subject to significant known and unknown risks, uncertainties and other important factors, including decreased demand and loss of revenues as a result of additional safety and certification requirements for drilling activities in the U.S. Gulf of Mexico and delayed approval of applications for such activities, the possibility of U.S. government implemented moratoriums directing operators to cease certain drilling activities in the U.S. Gulf of Mexico and any extension of such moratoriums (the “Moratoriums”), weakening demand for the Company’s services as a result of unplanned customer suspensions, cancellations, rate reductions or non-renewals of vessel charters or failures to finalize commitments to charter vessels in response to Moratoriums, increased government legislation and regulation of the Company’s businesses could increase cost of operations, increased competition if the Jones Act is repealed, liability, legal fees and costs in connection with the provision of emergency response services, including the Company’s involvement in response to the oil spill as a result of the sinking of the Deepwater Horizon in April 2010, decreased demand for the Company’s services as a result of declines in the global economy, declines in valuations in the global financial markets and a lack of liquidity in the credit sectors, including, interest rate fluctuations, availability of credit, inflation rates, change in laws, trade barriers, commodity prices and currency exchange fluctuations, the cyclical nature of the oil and gas industry, activity in foreign countries and changes in foreign political, military and economic conditions, changes in foreign and domestic oil and gas exploration and production activity, safety record requirements related to Offshore Marine Services and Shipping Services, decreased demand for Shipping Services due to construction of additional refined petroleum product, natural gas or crude oil pipelines or due to decreased demand for refined petroleum products, crude oil or chemical products or a change in existing methods of delivery, compliance with U.S. and foreign government laws and regulations, including environmental laws and regulations and economic sanctions, the dependence of Offshore Marine Services and Shipping Services on several customers, consolidation of the Company's customer base, the ongoing need to replace aging vessels, industry fleet capacity, restrictions imposed by the Shipping Acts on the amount of foreign ownership of the Company's Common Stock, operational risks of Offshore Marine Services, Inland River Services and Shipping Services, effects of adverse weather conditions and seasonality, the level of grain export volume, the effect of fuel prices on barge towing costs, variability in freight rates for inland river barges, the effect of international economic and political factors on Inland River Services' operations, sudden and unexpected changes in commodity prices, futures and options, global weather conditions, political instability, changes in currency exchanges rates, and product availability in agriculture commodity trading and logistics activities, adequacy of insurance coverage, the potential for a material weakness in the Company's internal controls over financial reporting and the Company's ability to remediate such potential material weakness, the attraction and retention of qualified personnel by the Company, and various other matters and factors, many of which are beyond the Company's control as well as those discussed in Item 1A (Risk Factors) of the Company's Annual report on Form 10-K. In addition, these statements constitute the Company's cautionary statements under the Private Securities Litigation Reform Act of 1995. It should be understood that it is not possible to predict or identify all such factors. Consequently, the preceding should not be considered to be a complete discussion of all potential risks or uncertainties. Forward-looking statements speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, except as required by law. It is advisable, however, to consult any further disclosures the Company makes on related subjects in its filings with the Securities and Exchange Commission, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (if any).

For additional information, contact Molly Hottinger at (954) 627-5278 or visit SEACOR’s website at www.seacorholdings.com.

SEACOR HOLDINGS INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (in thousands, except share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Operating Revenues	$338,936	$336,784	$977,177	$919,411
Costs and Expenses:
Operating	237,676	239,540	688,558	680,566
Administrative and general	46,655	31,463	119,418	101,826
Depreciation and amortization	33,604	33,503	100,216	100,834
	317,935	304,506	908,192	883,226
Gains on Asset Dispositions and Impairments, Net	29,869	19,230	38,842	33,550
Operating Income	50,870	51,508	107,827	69,735
Other Income (Expense):
Interest income	4,463	4,280	14,536	10,665
Interest expense	(11,124)	(10,520)	(32,985)	(31,282)
Marketable security gains (losses), net	9,693	(1,149)	15,494	9,403
Derivative losses, net	(2,538)	(303)	(2,681)	(3,235)
Foreign currency gains (losses), net	(3,059)	2,230	(1,538)	(2,697)
Other, net	111	477	6,669	675
	(2,454)	(4,985)	(505)	(16,471)
Income from Continuing Operations Before Income Tax Expense and Equity in Earnings of 50% or Less Owned Companies	48,416	46,523	107,322	53,264
Income Tax Expense	15,610	15,984	34,985	21,306
Income from Continuing Operations Before Equity in Earnings of 50% or Less Owned Companies	32,806	30,539	72,337	31,958
Equity in Earnings of 50% or Less Owned Companies, Net of Tax	972	230	2,681	7,071
Income from Continuing Operations	33,778	30,769	75,018	39,029
Loss from Discontinued Operations, Net of Tax	—	—	—	(10,325)
Net Income	33,778	30,769	75,018	28,704
Net Income attributable to Noncontrolling Interests in Subsidiaries	6,315	478	14,979	130
Net Income attributable to SEACOR Holdings Inc.	$27,463	$30,291	$60,039	$28,574

Net Income (Loss) attributable to SEACOR Holdings Inc.:
Continuing operations	$27,463	$30,291	$60,039	$38,799
Discontinued operations	—	—	—	(10,225)
	$27,463	$30,291	$60,039	$28,574
Basic Earnings (Loss) Per Common Share of SEACOR Holdings Inc.:
Continuing operations	$1.43	$1.52	$3.04	$1.96
Discontinued operations	—	—	—	(0.52)
	$1.43	$1.52	$3.04	$1.44
Diluted Earnings (Loss) Per Common Share of SEACOR Holdings Inc.:
Continuing operations	$1.28	$1.36	$2.85	$1.92
Discontinued operations	—	—	—	(0.51)
	$1.28	$1.36	$2.85	$1.41
Weighted Average Common Shares Outstanding:
Basic	19,196,121	19,964,695	19,761,620	19,843,778
Diluted	25,627,742	24,601,584	24,374,918	20,198,449

SEACOR HOLDINGS INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (in thousands, except per share data, unaudited)

	Three Months Ended
	Sep. 30, 2014	Jun. 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sep. 30, 2013
Operating Revenues	$338,936	$328,224	$310,017	$327,861	$336,784
Costs and Expenses:
Operating	237,676	231,906	218,976	228,305	239,540
Administrative and general	46,655	34,686	38,077	39,522	31,463
Depreciation and amortization	33,604	33,220	33,392	33,684	33,503
	317,935	299,812	290,445	301,511	304,506
Gains on Asset Dispositions and Impairments, Net	29,869	4,295	4,678	3,957	19,230
Operating Income	50,870	32,707	24,250	30,307	51,508
Other Income (Expense):
Interest income	4,463	6,030	4,043	4,802	4,280
Interest expense	(11,124)	(10,458)	(11,403)	(11,310)	(10,520)
Marketable security gains (losses), net	9,693	731	5,070	(3,600)	(1,149)
Derivative gains (losses), net	(2,538)	94	(237)	(5,088)	(303)
Foreign currency gains (losses), net	(3,059)	1,720	(199)	(654)	2,230
Other, net	111	10,213	(3,655)	(89)	477
	(2,454)	8,330	(6,381)	(15,939)	(4,985)
Income Before Income Tax Expense and Equity In Earnings (Losses) of 50% or Less Owned Companies	48,416	41,037	17,869	14,368	46,523
Income Tax Expense	15,610	13,000	6,375	5,441	15,984
Income Before Equity in Earnings (Losses) of 50% or Less Owned Companies	32,806	28,037	11,494	8,927	30,539
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	972	(512)	2,221	193	230
Net Income	33,778	27,525	13,715	9,120	30,769
Net Income attributable to Noncontrolling Interests in Subsidiaries	6,315	6,458	2,206	724	478
Net Income attributable to SEACOR Holdings Inc.	$27,463	$21,067	$11,509	$8,396	$30,291

Basic Earnings Per Common Share of SEACOR Holdings Inc.	$1.43	$1.05	$0.57	$0.42	$1.52

Diluted Earnings Per Common Share of SEACOR Holdings Inc.	$1.28	$0.98	$0.56	$0.41	$1.36

Weighted Average Common Shares of Outstanding:
Basic	19,196	19,989	20,109	20,043	19,965
Diluted	25,628	24,584	20,546	20,530	24,602
Common Shares Outstanding at Period End	19,044	20,144	20,597	20,382	20,332

SEACOR HOLDINGS INC. SEGMENT INFORMATION (in thousands, unaudited)

	Three Months Ended
	Sep. 30, 2014	Jun. 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sep. 30, 2013
Offshore Marine Services
Operating Revenues	$135,178	$138,247	$129,001	$148,371	$156,198
Costs and Expenses:
Operating	90,736	93,755	94,043	99,320	95,113
Administrative and general	14,514	13,426	15,160	17,085	14,132
Depreciation and amortization	16,269	16,448	16,304	16,207	16,470
	121,519	123,629	125,507	132,612	125,715
Gains on Asset Dispositions	3,219	3,526	7,738	3,087	15,343
Operating Income	16,878	18,144	11,232	18,846	45,826
Other Income (Expense):
Derivative gains (losses), net	(33)	(70)	(61)	(274)	32
Foreign currency gains (losses), net	(1,870)	1,322	107	(49)	1,937
Other, net	—	14,739	—	(8)	—
Equity in Earnings of 50% or Less Owned Companies, Net of Tax	2,529	2,244	2,641	2,988	1,527
Segment Profit(1)	$17,504	$36,379	$13,919	$21,503	$49,322

OIBDA(2)	$33,147	$34,592	$27,536	$35,053	$62,296
Drydocking expenditures (included in operating costs and expenses)	$7,606	$10,887	$11,080	$11,899	$9,017
Out-of-service days for drydockings	357	575	635	668	635

Inland River Services
Operating Revenues	$59,932	$56,007	$57,959	$65,437	$52,742
Costs and Expenses:
Operating	43,947	45,047	39,674	42,472	38,473
Administrative and general	3,520	3,835	4,337	4,034	3,431
Depreciation and amortization	7,841	7,564	7,370	7,430	6,869
	55,308	56,446	51,381	53,936	48,773
Gains on Asset Dispositions	26,429	810	853	779	783
Operating Income	31,053	371	7,431	12,280	4,752
Other Income (Expense):
Foreign currency gains (losses), net	(450)	474	(327)	(160)	(89)
Other, net	—	—	(38)	—	—
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	(95)	(3,335)	(412)	(5,320)	80
Segment Profit (Loss)(1)	$30,508	$(2,490)	$6,654	$6,800	$4,743

OIBDA(2)	$38,894	$7,935	$14,801	$19,710	$11,621

SEACOR HOLDINGS INC. SEGMENT INFORMATION (continued) (in thousands, unaudited)

	Three Months Ended
	Sep. 30, 2014	Jun. 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sep. 30, 2013
Shipping Services
Operating Revenues	$51,659	$53,575	$52,401	$51,405	$48,200
Costs and Expenses:
Operating	29,068	28,018	26,997	32,900	28,215
Administrative and general	5,883	5,421	5,896	5,639	5,133
Depreciation and amortization	6,730	7,115	7,754	7,754	7,841
	41,681	40,554	40,647	46,293	41,189
Gains (Losses) on Asset Dispositions	(2)	(41)	—	91	3,104
Operating Income	9,976	12,980	11,754	5,203	10,115
Other Income (Expense):
Foreign currency gains (losses), net	(27)	1	(10)	(5)	6
Other, net	123	158	(3,933)	18	540
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	(2,188)	1,564	753	376	(1,413)
Segment Profit(1)	$7,884	$14,703	$8,564	$5,592	$9,248

OIBDA(2)	$16,706	$20,095	$19,508	$12,957	$17,956
Drydocking expenditures for U.S.-flag product tankers (included in operating costs and expenses)	$—	$—	$42	$5,504	$664
Out-of-service days for drydockings of U.S.-flag product tankers	—	—	—	26	5

Illinois Corn Processing
Operating Revenues	$53,813	$72,798	$58,656	$46,875	$52,580
Costs and Expenses:
Operating	44,461	56,429	47,274	38,812	52,390
Administrative and general	463	594	511	465	428
Depreciation and amortization	1,055	1,010	990	1,330	1,489
	45,979	58,033	48,775	40,607	54,307
Operating Income (Loss)	7,834	14,765	9,881	6,268	(1,727)
Other Income (Expense):
Derivative gains (losses), net	(2,674)	(1,519)	718	(3,719)	1,129
Other, net	—	300	193	—	—
Segment Profit (Loss)(1)	$5,160	$13,546	$10,792	$2,549	$(598)

SEACOR HOLDINGS INC. SEGMENT INFORMATION (continued) (in thousands, unaudited)

	Three Months Ended
	Sep. 30, 2014	Jun. 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sep. 30, 2013
Other
Operating Revenues	$39,024	$8,437	$12,992	$16,675	$27,881
Costs and Expenses:
Operating	30,099	9,464	11,936	15,665	26,141
Administrative and general	8,629	3,449	3,111	1,888	1,429
Depreciation and amortization	649	82	85	91	92
	39,377	12,995	15,132	17,644	27,662
Losses on Asset Dispositions and Impairments, Net	—	—	(409)	—	—
Operating Income (Loss)	(353)	(4,558)	(2,549)	(969)	219
Other Income (Expense):
Derivative gains (losses), net	205	1,500	(733)	198	(380)
Foreign currency gains (losses), net	(121)	53	9	(21)	15
Other, net	42	(5,013)	175	(39)	(3)
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	726	(985)	(761)	2,149	36
Segment Profit (Loss)(1)	$499	$(9,003)	$(3,859)	$1,318	$(113)

Corporate and Eliminations
Operating Revenues	$(670)	$(840)	$(992)	$(902)	$(817)
Costs and Expenses:
Operating	(635)	(807)	(948)	(864)	(792)
Administrative and general	13,646	7,961	9,062	10,411	6,910
Depreciation and amortization	1,060	1,001	889	872	742
	14,071	8,155	9,003	10,419	6,860
Gains (Losses) on Asset Dispositions and Impairments, Net	223	—	(3,504)	—	—
Operating Loss	$(14,518)	$(8,995)	$(13,499)	$(11,321)	$(7,677)
Other Income (Expense):
Derivative gains (losses), net	$(36)	$183	$(161)	$(1,293)	$(1,084)
Foreign currency gains (losses), net	(591)	(130)	22	(419)	361
Other, net	(54)	29	(52)	(60)	(60)
______________________

(1)	Includes amounts attributable to both SEACOR and noncontrolling interests.

(2)
Non-GAAP Financial Measure. The Company, from time to time, discloses and discusses OIBDA, a non-GAAP financial measure, for certain of its operating segments in its public releases and other filings with the Securities and Exchange Commission.  The Company defines OIBDA as operating income (loss) for the applicable segment plus depreciation and amortization. The Company's measure of OIBDA may not be comparable to similarly titled measures presented by other companies. Other companies may calculate OIBDA differently than the Company, which may limit its usefulness as a comparative measure. In addition, this measurement does not necessarily represent funds available for discretionary use and is not a measure of its ability to fund its cash needs. OIBDA is a financial metric used by management (i) as a supplemental internal measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; (ii) as a criteria for annual incentive bonuses paid to the Company officers and other shore-based employees; and (iii) to compare to the OIBDA of other companies when evaluating potential acquisitions.

SEACOR HOLDINGS INC. CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, unaudited)

	Sep. 30, 2014	Jun. 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sep. 30, 2013
ASSETS
Current Assets:
Cash and cash equivalents	$449,632	$453,415	$374,790	$527,435	$332,767
Restricted cash	13,656	14,346	14,490	12,175	20,893
Marketable securities	43,286	33,275	29,522	24,292	25,660
Receivables:
Trade, net of allowance for doubtful accounts	215,191	198,768	203,785	215,768	211,853
Other	57,621	50,571	41,292	48,181	39,774
Inventories	20,896	20,207	24,962	27,615	25,442
Deferred income taxes	116	116	116	116	3,530
Prepaid expenses and other	11,431	12,837	8,292	6,701	10,746
Total current assets	811,829	783,535	697,249	862,283	670,665
Property and Equipment:
Historical cost	2,166,509	2,216,627	2,224,212	2,199,183	2,208,315
Accumulated depreciation	(889,993)	(888,442)	(894,511)	(866,330)	(835,604)
	1,276,516	1,328,185	1,329,701	1,332,853	1,372,711
Construction in progress	284,362	297,523	325,529	143,482	129,481
Net property and equipment	1,560,878	1,625,708	1,655,230	1,476,335	1,502,192
Investments, at Equity, and Advances to 50% or Less Owned Companies	444,826	484,164	456,446	440,853	365,891
Construction Reserve Funds & Title XI Reserve Funds	321,278	324,856	264,339	261,739	229,021
Goodwill	62,904	18,012	17,963	17,985	17,978
Intangible Assets, Net	34,306	10,754	11,567	12,423	13,583
Other Assets	55,049	48,964	42,241	44,615	52,394
	$3,291,070	$3,295,993	$3,145,035	$3,116,233	$2,851,724

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	$50,785	$43,557	$49,171	$45,323	$26,973
Accounts payable and accrued expenses	90,704	87,235	83,296	85,477	73,063
Other current liabilities	139,999	119,501	132,190	123,619	124,788
Total current liabilities	281,488	250,293	264,657	254,419	224,824
Long-Term Debt	831,163	830,303	830,887	834,118	675,206
Deferred Income Taxes	459,039	456,403	456,883	457,827	437,436
Deferred Gains and Other Liabilities	185,950	175,229	145,483	144,441	133,525
Total liabilities	1,757,640	1,712,228	1,697,910	1,690,805	1,470,991
Equity:
SEACOR Holdings Inc. stockholders’ equity:
Preferred stock	—	—	—	—	—
Common stock	375	375	374	372	372
Additional paid-in capital	1,485,342	1,479,942	1,401,294	1,394,621	1,358,273
Retained earnings	1,155,309	1,127,846	1,106,779	1,095,270	1,086,874
Shares held in treasury, at cost	(1,213,267)	(1,126,322)	(1,087,101)	(1,088,219)	(1,088,219)
Accumulated other comprehensive income (loss), net of tax	(1,891)	225	(929)	(1,192)	(1,809)
	1,425,868	1,482,066	1,420,417	1,400,852	1,355,491
Noncontrolling interests in subsidiaries	107,562	101,699	26,708	24,576	25,242
Total equity	1,533,430	1,583,765	1,447,125	1,425,428	1,380,733
	$3,291,070	$3,295,993	$3,145,035	$3,116,233	$2,851,724

SEACOR HOLDINGS INC. FLEET COUNTS (unaudited)

	Sep. 30, 2014	Jun. 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sep. 30, 2013
Offshore Marine Services
Anchor handling towing supply	18	18	18	18	18
Crew	38	38	39	42	43
Mini-supply	7	7	8	8	8
Standby safety	25	25	25	25	25
Supply	27	27	26	27	26
Towing supply	3	3	3	3	3
Specialty	9	9	9	12	12
Liftboats	15	15	15	15	15
Wind farm utility	35	35	34	34	33
	177	177	177	184	183

Inland River Services
Dry-cargo barges	1,456	1,463	1,415	1,405	1,409
Liquid tank barges	74	74	74	74	75
Deck barges	20	20	20	20	20
Towboats	32	32	32	32	31
Dry-cargo vessel	—	—	—	1	1
	1,582	1,589	1,541	1,532	1,536

Shipping Services (1)
U.S.-flag:
Product tankers	7	7	7	7	7
RORO/deck barges	7	7	7	7	7
Dry-bulk articulated tug-barge	1	1	1	1	1
Harbor tugs	24	24	24	24	24
Ocean liquid tank barges	5	5	5	5	5
Foreign-flag:
Harbor tugs	4	4	4	4	4
Very large gas carriers	5	3	3	3	3
Short-sea container/RORO	8	7	8	8	7
	61	58	59	59	58
______________________

(1)	For each of the periods presented, the Company provided technical management services for two additional vessels.

SEACOR HOLDINGS INC. EXPECTED FLEET DELIVERIES (unaudited)

	2014	2015				2016				2017				2018
	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Total
Offshore Marine Services
Crew	1	—	1	—	1	2	—	1	2	—	—	—	—	—	8
Supply(1)	—	1	—	—	1	—	1	—	—	1	—	—	—	1	5
Wind farm utility	1	1	1	—	—	—	—	—	—	—	—	—	—	—	3
Liftboats(2)	—	—	—	—	—	—	2	—	—	—	—	—	—	—	2

Inland River Services
Liquid tank barges	—	1	1	—	—	—	—	—	—	—	—	—	—	—	2
Towboats	1	1	2	—	—	—	—	—	—	—	—	—	—	—	4

Shipping Services
U.S.-flag product tankers	—	—	—	—	—	—	1	—	1	1	—	—	—	—	3
U.S.-flag articulated tug-barge	—	—	—	—	—	—	1	—	—	—	—	—	—	—	1
______________________

(1)	The vessel scheduled to be delivered in the first quarter of 2015 is to be sold to SEACOR OSV Partners I LP, a 50% or less owned company, upon delivery.

(2)	To be delivered to a 50% or less owned company.

SEACOR HOLDINGS INC. OFFSHORE MARINE SERVICES TIME CHARTER OPERATING DATA (unaudited)

	Three Months Ended
	Sep. 30, 2014	Jun. 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sep. 30, 2013
Rates Per Day Worked:
Anchor handling towing supply	$26,175	$25,796	$24,841	$26,773	$29,008
Crew	9,542	9,222	8,664	8,627	8,553
Mini-supply	6,550	6,627	7,148	7,805	8,048
Standby safety	11,091	10,932	10,679	10,584	9,922
Supply	18,355	16,948	17,156	16,906	17,541
Towing supply	9,223	9,339	10,128	8,744	10,970
Specialty	38,716	26,860	19,200	31,856	37,121
Liftboats	23,933	23,017	22,219	26,072	25,001
Overall Average Rates Per Day Worked (excluding wind farm utility)	15,863	15,470	14,324	15,355	15,677
Wind farm utility	2,688	2,553	2,423	2,427	2,315
Overall Average Rates Per Day Worked	12,239	12,259	11,659	12,279	12,454

Utilization:
Anchor handling towing supply	76%	83%	77%	74%	75%
Crew	71%	75%	81%	84%	88%
Mini-supply	100%	81%	92%	94%	96%
Standby safety	89%	88%	88%	88%	88%
Supply	75%	82%	86%	82%	75%
Towing supply	70%	74%	92%	84%	83%
Specialty	54%	52%	47%	81%	58%
Liftboats	66%	80%	60%	73%	82%
Overall Fleet Utilization (excluding wind farm utility)	77%	80%	80%	82%	83%
Wind farm utility	97%	91%	81%	90%	95%
Overall Fleet Utilization	81%	83%	80%	84%	86%

Available Days:
Anchor handling towing supply	1,541	1,547	1,530	1,564	1,564
Crew	2,488	2,533	2,605	2,740	2,844
Mini-supply	413	479	540	552	552
Standby safety	2,208	2,184	2,160	2,208	2,208
Supply	1,298	1,407	1,530	1,564	1,564
Towing supply	184	182	180	184	184
Specialty	276	273	270	276	327
Liftboats	1,380	1,365	1,350	1,380	1,543
Overall Fleet Available Days (excluding wind farm utility)	9,788	9,970	10,165	10,468	10,786
Wind farm utility	2,944	2,912	2,863	2,959	2,978
Overall Fleet Available Days	12,732	12,882	13,028	13,427	13,764